Exhibit 1.01

Dover Corporation

Conflict Minerals Report

For the Year Ended December 31, 2014

The Company has made statements in this Conflict Minerals Report that may constitute forward-looking statements about its plans to take additional actions or to implement additional policies or procedures with respect to its “reasonable country of origin inquiry” and due diligence to determine the origin of Conflict Minerals included in the Company products. The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. The Company’s reporting obligations under the Dodd-Frank Act may change in the future, and its ability to implement certain processes may differ materially from those anticipated or implied in this report. Additionally, the Company relies on its direct material suppliers, which may be many steps removed from smelters or refiners of Conflict Minerals in supply chains, for information required to meet its reporting obligations. There can be no assurance that the information received from its direct suppliers will be complete and accurate or that when the Company receives such information, it will be able to make a determination as to whether the products manufactured contain Conflict Minerals originating in certain countries in support of armed groups operating in those countries.

This report for the year ended December 31, 2014 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (the “SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals that are necessary to the functionality or production of their products. “Conflict Minerals” are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold.

Based on information received to date, Dover Corporation (“Dover” or the “Company”) is unable to conclude whether the Conflict Minerals used in its products may have originated from the Democratic Republic of the Congo (the “DRC”) or adjoining countries (collectively, the DRC and adjoining countries are the “Covered Countries”) in circumstances that support armed groups in the region.

The information contained in this report is not audited.

The Company conducted a Reasonable Country of Origin Inquiry (“RCOI”) concerning Conflict Minerals included in its products.

1. Products. The Company’s products include a variety of industrial equipment as outlined below. These products, along with their manufacturing locations, are more fully described on its website, www.DoverCorporation.com.

Energy. Drilling and production equipment manufactured by the Company’s Energy segment includes tantalum, tin and gold associated with electronic components. Tantalum and tungsten may be included in drilling and production products where required for hardness.

Engineered Systems. Products in the Company’s Engineered Systems segment include electronic components that incorporate tantalum, tin and gold. Other product lines incorporate tungsten and tantalum where required for durability or strength.

Fluids. Products in the Company’s Fluids segment include electronic components that incorporate tantalum, tin and gold. Product lines incorporate tungsten and tantalum, as in the pump product lines, where required for durability.

Refrigeration and Food Equipment. Products manufactured in the Company’s Refrigeration and Food Equipment segment include electronic components that incorporate tantalum, tin and gold. Lighting in the refrigeration and food equipment may include tungsten. Other industrial product lines may include tantalum and tungsten where required for durability.

2. Policy. The Company has adopted a “conflict free” supply chain policy. The policy has been communicated to suppliers through the Company’s Supplier Code of Conduct and through its efforts to implement related terms and conditions in supplier contracts. The policy is available on the Company’s website at: http://www.dovercorporation.com/File%20Library/pdf/Conflict-Minerals-Policy-2014-01.pdf

3. Design of the Due Diligence Process.

The Company has undertaken to identify and assess the conflict mineral risk in its supply chain in accordance with The Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas, including the Supplement on Tin, Tantalum and Tungsten, and the Supplement on Gold (the “OECD Guidance”) and in accordance with the requirements of the Dodd-Frank Act. The Company’s activities are described in the five steps outlined in that OECD Guidance:

Step 1. Establish Strong Company Management Systems.

In 2013, the Company appointed a steering committee within Dover to oversee the implementation of the OECD Guidance. To manage the day-to-day administration of the RCOI process, the Company appointed a separate Conflict Minerals team. The Company retained a major accounting firm to assist it in the preliminary planning and initial execution of its RCOI in accordance with the standards set forth in the OECD

Guidance, and selected, developed and implemented a survey tool and database functionality that allows it to receive, review and report on the results of its survey process. The Company has implemented a process to retain the information obtained through the survey tool for a period of not less than five years.

Step 2. Identify and Assess Risks in the Supply Chain

The Conflict Minerals team engaged with operating company supply chain, operations and engineering personnel to determine the applicable categories of purchasing activity and to identify parts, materials and components which its operating companies reasonably expected may contain Conflict Minerals or where mineral content is unknown.

The Company has issued surveys to suppliers of parts, materials and components that potentially include Conflict Minerals based on classifications in the Company’s spend management system and information available through supply chain and engineering personnel. The Company followed up on survey responses that had discrepancies or did not address the survey questions.

In many cases, suppliers were unable to identify the smelters or countries of origin in their supply chain. Many suppliers responded to the survey at the company level, by providing information related to all of the items the supplier produces, without identifying smelters specific to the items purchased by the Company.

In three instances, suppliers listed in their survey responses smelters located in the Covered Countries, and in each case, the identified smelters are included in the list of smelters that are compliant with the “Conflict Free Smelter Program” of the Electronic Industry Citizenship Coalition (“EICC”).

The Company has identified 241 smelters with EICC smelter identification numbers (the “EICC List”) from the information provided by its suppliers. It has also received over 1,000 names of entities identified by suppliers as “smelters” but do not appear on the EICC List. The information provided for these entities is not adequate for the Company to verify that the identified entities are, in fact, smelters.

A number of suppliers have identified that the Conflict Minerals included in their products come from recycled sources, but generally could not certify that all of the Conflict Minerals used come from recycled sources.

The Company relies on its suppliers to conduct the intermediate due diligence of second, third or lower level suppliers, and based on the responses from suppliers in its inquiry, suppliers have not received sufficient information to be able to complete those inquiries to date.

Step 3. Design and Implement a Strategy to Respond to Identified Risks.

The Company’s management is briefed on the status of due diligence efforts on a regular basis. The Company’s Conflict Minerals Policy has been distributed to the operating companies in each of the Company’s four segments and is being incorporated into contracts and purchase orders. The Company has developed a risk management plan that outlines the Company’s response to any identified risks related to sourcing of materials from the Covered Countries, although the Company is currently not aware of any circumstance where it has been necessary to consider implementing those risk mitigation efforts, and has not suspended trade or disengaged from a supplier. Where suppliers have not been able to provide information on smelters, the Company may have a risk that the smelters used by such suppliers are not compliant with its policy.

Step 4. Carry Out an Independent Third-Party Audit of Smelter’s or Refiner’s Due Diligence Practices.

The Company currently does not engage in independent auditing of smelters or refiners identified in its supply chain. The Company is a member of the Conflict Free Smelter Initiative (“CFSI”) and supports the efforts of that organization through its financial support.

Step 5. Report Annually on Supply Chain Due Diligence.

This Conflict Mineral Report constitutes our annual report on the Conflict Minerals due diligence of the Company. A copy of this Conflict Minerals Report is available on the Dover Corporation website at http://www.dovercorporation.com/globalnavigation/about-dover/governance/conflict-minerals.

4. Results of the Company’s Due Diligence to Date1. Dover’s survey tool was developed, piloted and deployed during the 2013 calendar year. Surveys of operating company suppliers were conducted beginning in 2013 and have continued through 2015. In conducting a “Reasonable Country of Origin Inquiry” through March 31, 2015, the Company has reviewed and determined applicability of the RCOI process for suppliers who account for about 34% of its annualized spend. Where suppliers were determined to be in scope for the RCOI process, the Company has received responses back from about 69% of those suppliers surveyed. Of those suppliers responding, (i) 36% have advised that the products purchased from them do not contain Conflict Minerals; (ii) another 39% have indicated that their products contain Conflict Minerals but those suppliers cannot yet determine whether those Conflict Minerals originate in the Covered Countries; (iii) 7% are uncertain about whether Conflict Minerals are included in their products they provide; and (iv) 18% have advised that the Conflict Minerals included in their products do not originate in the Covered Countries.

Many suppliers are responding to surveys providing information for Conflict Mineral content and smelters for all products they sell, without distinguishing those contents or smelters applicable to the products purchased by the Company from them. Accordingly, Dover is unable to determine specific smelters or sources that may be included in the products purchased from those suppliers. The Company continues to issue surveys to suppliers and to follow-up on the information received in response to surveys.

[1]	Supplier responses include surveys issued and answers received by the Company in 2013 and through March 31, 2015. In determining spend, the Company has considered internal information through March 2015, for spend incurred in calendar year 2014, not including entities discontinued in 2014 and 2015.

The Company’s suppliers have provided information on smelters as part of surveys. Because the Company is a number of steps removed from the smelter sources and its suppliers are unable to link any specific smelter to the products and materials provided by those suppliers to the Company, the Company is unable to confirm that any of the smelter names provided are, in fact, sources of Conflict Minerals in the Company’s products. Based on these survey responses through March 31, 2015, the Company has identified 241 smelters from the EICC List, of which 124 have been determined to be compliant by the CFSI. Such smelters are included in the list attached as Annex A to this Report. Suppliers have also provided over 1,000 names that the suppliers describe as “smelters” but could not be linked to smelters on the EICC list, and may not, in fact, be smelters.

Dover is unable to determine where the Conflict Minerals included in its supply chain originate. As a result, Dover is unable to make a determination as to whether the Conflict Minerals include in its supply chain financed or benefited armed groups in the Covered Countries, or came from recycled or scrap sources, or to discern which of the identified facilities (smelters or refiners) process such Conflict Minerals.

Because the Company is several steps removed from smelters and mines, the Company must rely on its supply chain to complete their own due diligence on country of origin.

5. Additional Steps of the Company to Mitigate Risks and Improve Due Diligence.

The Company, through members of its Conflict Minerals team, participates in industry-wide programs to facilitate sharing of information about smelter programs and conflict-free sourcing, including the CFSI.

The Company has considered processes for corrective actions including remediation or termination that may be taken where suppliers identify problematic sources of Conflict Minerals during the survey process. For specific suppliers, corrective actions may depend on factors such as vendor size, risk level and vendor capabilities, and on the Company’s ability to meet quality control requirements associated with customer specifications. To date, the Company has not undertaken remediation with any supplier. Because the Company is a number of steps removed from smelters within its supply chain, lack of information from suppliers on smelters continues to be a risk that the Company seeks to address.

The Company continues to implement Conflict Minerals contract clauses where appropriate for its suppliers. Those clauses are implemented on a going-forward basis. The Company’s Supplier Code of Conduct includes Conflict Minerals reporting requirements and its operating companies are communicating these changes to the supply chain.

ANNEX A

Metal	Smelter Reference List	Smelter Name	Smelter Country	EICC Smelter Identification

Gold	Advanced Chemical Company	Advanced Chemical Company	UNITED STATES	CID000015

Gold	Aida Chemical Industries Co. Ltd.	Aida Chemical Industries Co. Ltd.	JAPAN	CID000019

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041

Gold	AngloGold Ashanti Córrego do Sítio Minerção	AngloGold Ashanti Córrego do Sítio Minerção	BRAZIL	CID000058

Gold	Argor-Heraeus SA	Argor-Heraeus SA	SWITZERLAND	CID000077

Gold	Asahi Pretec Corporation	Asahi Pretec Corporation	JAPAN	CID000082

Gold	Asaka Riken Co Ltd	Asaka Riken Co Ltd	JAPAN	CID000090

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103

Gold	Aurubis AG	Aurubis AG	GERMANY	CID000113

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128

Gold	Bauer Walser AG	Bauer Walser AG	GERMANY	CID000141

Gold	Boliden AB	Boliden AB	SWEDEN	CID000157

Gold	C. Hafner GmbH + Co. KG	C. Hafner GmbH + Co. KG	GERMANY	CID000176

Gold	Caridad	Caridad	MEXICO	CID000180

Gold	CCR Refinery – Glencore Canada Corporation	CCR Refinery – Glencore Canada Corporation	CANADA	CID000185

Gold	Cendres & Métaux SA	Cendres + Métaux SA	SWITZERLAND	CID000189

Gold	Yunnan Copper Industry Co Ltd	Yunnan Copper Industry Co Ltd	CHINA	CID000197

Gold	Chimet S.p.A.	Chimet S.p.A.	ITALY	CID000233

Gold	China National Gold Group Corporation	China National Gold Group Corporation	CHINA	CID000242

Gold	Chugai Mining	Chugai Mining	JAPAN	CID000264

Gold	Colt Refining	Colt Refining	UNITED STATES	CID000288

Metal	Smelter Reference List	Smelter Name	Smelter Country	EICC Smelter Identification

Gold	Daejin Indus Co. Ltd	Daejin Indus Co. Ltd	KOREA, REPUBLIC OF	CID000328

Gold	Daye Non-Ferrous Metals Mining Ltd.	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343

Gold	Do Sung Corporation	Do Sung Corporation	KOREA, REPUBLIC OF	CID000359

Gold	Doduco	Doduco	GERMANY	CID000362

Gold	Dowa	Dowa	JAPAN	CID000401

Gold	Eco-System Recycling Co., Ltd.	Eco-System Recycling Co., Ltd.	JAPAN	CID000425

Gold	FSE Novosibirsk Refinery	FSE Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493

Gold	Gansu Seemine Material Hi-Tech Co Ltd	Gansu Seemine Material Hi-Tech Co Ltd	CHINA	CID000522

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671

Gold	Heimerle + Meule GmbH	Heimerle + Meule GmbH	GERMANY	CID000694

Gold	Heraeus Precious Metals GmbH & Co. KG	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711

Gold	Hunan Chenzhou Mining Group Co., Ltd.	Hunan Chenzhou Mining Group Co., Ltd.	CHINA	CID000767

Gold	Hunan Chenzhou Mining Industry Group	Hunan Chenzhou Mining Group Co., Ltd.	CHINA	CID000767

Gold	Hwasung CJ Co. Ltd	Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF	CID000778

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA	CID000801

Gold	Ishifuku Metal Industry Co., Ltd.	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807

Gold	Istanbul Gold Refinery	Istanbul Gold Refinery	TURKEY	CID000814

Gold	Japan Mint	Japan Mint	JAPAN	CID000823

Gold	Jiangxi Copper Company Limited	Jiangxi Copper Company Limited	CHINA	CID000855

Gold	Johnson Matthey Inc	Johnson Matthey Inc	UNITED STATES	CID000920

Gold	Johnson Matthey Ltd	Johnson Matthey Ltd	CANADA	CID000924

Metal	Smelter Reference List	Smelter Name	Smelter Country	EICC Smelter Identification

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927

Gold	JSC Uralectromed	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929

Gold	JSC Uralelectromed	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929

Gold	JX Nippon Mining & Metals Co., Ltd.	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937

Gold	Kazzinc Ltd	Kazzinc Ltd	KAZAKHSTAN	CID000957

Gold	Kennecott Utah Copper LLC	Kennecott Utah Copper LLC	UNITED STATES	CID000969

Gold	Korea Metal Co. Ltd	Korea Metal Co. Ltd	KOREA, REPUBLIC OF	CID000988

Gold	Kyrgyzaltyn JSC	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029

Gold	L’ azurde Company For Jewelry	L’ azurde Company For Jewelry	SAUDI ARABIA	CID001032

Gold	Lingbao Gold Company Limited	Lingbao Gold Company Limited	CHINA	CID001056

Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CHINA	CID001058

Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	Luoyang Zijin Yinhui Metal Smelt Co Ltd	CHINA	CID001093

Gold	Materion	Materion	UNITED STATES	CID001113

Gold	Metalor Technologies (Hong Kong) Ltd	Metalor Technologies (Hong Kong) Ltd	HONG KONG	CID001149

Gold	Metalor Technologies (Singapore) Pte. Ltd.	Metalor Technologies (Singapore) Pte. Ltd.	SINGAPORE	CID001152

Gold	Metalor Technologies SA	Metalor Technologies SA	SWITZERLAND	CID001153

Gold	Metalor USA Refining Corporation	Metalor USA Refining Corporation	UNITED STATES	CID001157

Gold	Met-Mex Peñoles, S.A.	Met-Mex Peñoles, S.A.	MEXICO	CID001161

Gold	Mitsui Mining and Smelting Co., Ltd.	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193

Gold	Moscow Special Alloys Processing Plant	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204

Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	CID001220

Metal	Smelter Reference List	Smelter Name	Smelter Country	EICC Smelter Identification

Gold	Navoi Mining and Metallurgical Combinat	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236

Gold	Nihon Material Co. LTD	Nihon Material Co. LTD	JAPAN	CID001259

Gold	Ohura Precious Metal Industry Co., Ltd	Ohura Precious Metal Industry Co., Ltd	JAPAN	CID001325

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION	CID001326

Gold	OJSC Kolyma Refinery	OJSC Kolyma Refinery	RUSSIAN FEDERATION	CID001328

Gold	PAMP SA	PAMP SA	SWITZERLAND	CID001352

Gold	Penglai Penggang Gold Industry Co Ltd	Penglai Penggang Gold Industry Co Ltd	CHINA	CID001362

Gold	Prioksky Plant of Non-Ferrous Metals	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386

Gold	PT Aneka Tambang (Persero) Tbk	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397

Gold	PX Précinox SA	PX Précinox SA	SWITZERLAND	CID001498

Gold	Rand Refinery (Pty) Ltd	Rand Refinery (Pty) Ltd	SOUTH AFRICA	CID001512

Gold	Royal Canadian Mint	Royal Canadian Mint	CANADA	CID001534

Gold	Sabin Metal Corp.	Sabin Metal Corp.	UNITED STATES	CID001546

Gold	Samduck Precious Metals	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555

Gold	SAMWON METALS Corp.	SAMWON METALS Corp.	KOREA, REPUBLIC OF	CID001562

Gold	Schone Edelmetaal	Schone Edelmetaal	NETHERLANDS	CID001573

Gold	SEMPSA Joyería Platería SA	SEMPSA Joyería Platería SA	SPAIN	CID001585

Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA	CID001622

Gold	So Accurate Group, Inc.	So Accurate Group, Inc.	UNITED STATES	CID001754

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756

Gold	Solar Applied Materials Technology Corp.	Solar Applied Materials Technology Corp.	TAIWAN	CID001761

Gold	Sumitomo Metal Mining Co., Ltd.	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798

Metal	Smelter Reference List	Smelter Name	Smelter Country	EICC Smelter Identification

Gold	Tanaka Kikinzoku Kogyo K.K.	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875

Gold	The Great Wall Gold and Silver Refinery of China	The Great Wall Gold and Silver Refinery of China	CHINA	CID001909

Gold	The Refinery of Shandong Gold Mining Co. Ltd	The Refinery of Shandong Gold Mining Co. Ltd	CHINA	CID001916

Gold	Torecom	Torecom	KOREA, REPUBLIC OF	CID001955

Gold	Umicore Brasil Ltda	Umicore Brasil Ltda	BRAZIL	CID001977

Gold	Umicore SA Business Unit Precious Metals Refining	Umicore SA Business Unit Precious Metals Refining	BELGIUM	CID001980

Gold	United Precious Metal Refining, Inc.	United Precious Metal Refining, Inc.	UNITED STATES	CID001993

Gold	Valcambi SA	Valcambi SA	SWITZERLAND	CID002003

Gold	Western Australian Mint trading as The Perth Mint	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030

Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN	CID002100

Gold	Yokohama Metal Co Ltd	Yokohama Metal Co Ltd	JAPAN	CID002129

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224

Gold	Zijin Mining Group Co. Ltd	Zijin Mining Group Co. Ltd	CHINA	CID002243

Gold	Guangdong Jinding Gold Limited	Guangdong Jinding Gold Limited	CHINA	CID002312

Gold	Umicore Precious Metals Thailand	Umicore Precious Metals Thailand	THAILAND	CID002314

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211

Tantalum	Conghua Tantalum and Niobium Smeltry	Conghua Tantalum and Niobium Smeltry	CHINA	CID000291

Tantalum	Duoluoshan	Duoluoshan	CHINA	CID000410

Tantalum	Exotech Inc.	Exotech Inc.	UNITED STATES	CID000456

Metal	Smelter Reference List	Smelter Name	Smelter Country	EICC Smelter Identification

Tantalum	F&X Electro-Materials Ltd.	F&X Electro-Materials Ltd.	CHINA	CID000460

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616

Tantalum	Hi-Temp	Hi-Temp	UNITED STATES	CID000731

Tantalum	Jiujiang Tanbre Co., Ltd.	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917

Tantalum	King-Tan Tantalum Industry Ltd	King-Tan Tantalum Industry Ltd	CHINA	CID000973

Tantalum	LSM Brasil S.A.	LSM Brasil S.A.	BRAZIL	CID001076

Tantalum	Metallurgical Products India (Pvt.) Ltd.	Metallurgical Products India (Pvt.) Ltd.	INDIA	CID001163

Tantalum	Mineração Taboca S.A.	Mineração Taboca S.A.	BRAZIL	CID001175

Tantalum	Mitsui Mining & Smelting	Mitsui Mining & Smelting	JAPAN	CID001192

Tantalum	Molycorp Silmet A.S.	Molycorp Silmet A.S.	ESTONIA	CID001200

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277

Tantalum	QuantumClean	QuantumClean	UNITED STATES	CID001508

Tantalum	RFH	RFH Tantalum Smeltry Co., Ltd	CHINA	CID001522

Tantalum	RFH Tantalum Smeltry Co., Ltd	RFH Tantalum Smeltry Co., Ltd	CHINA	CID001522

Tantalum	Shanghai Jiangxi Metals Co. Ltd	Shanghai Jiangxi Metals Co. Ltd	CHINA	CID001634

Tantalum	Solikamsk Magnesium Works OAO	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769

Tantalum	Solikamsk Metal Works	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769

Tantalum	Taki Chemicals	Taki Chemicals	JAPAN	CID001869

Tantalum	Telex	Telex	UNITED STATES	CID001891

Tantalum	Ulba	Ulba	KAZAKHSTAN	CID001969

Tantalum	Zhuzhou Cement Carbide	Zhuzhou Cement Carbide	CHINA	CID002232

Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	Yichun Jin Yang Rare Metal Co., Ltd	CHINA	CID002307

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492

Metal	Smelter Reference List	Smelter Name	Smelter Country	EICC Smelter Identification

Tantalum	KEMET Blue Metals	KEMET Blue Metals	MEXICO	CID002539

Tantalum	H.C. Starck Co., Ltd.	H.C. Starck Co., Ltd.	THAILAND	CID002544

Tantalum	H.C. Starck GmbH Goslar	H.C. Starck GmbH Goslar	GERMANY	CID002545

Tantalum	H.C. Starck Inc.	H.C. Starck Inc.	UNITED STATES	CID002548

Tantalum	KEMET Blue Powder	KEMET Blue Powder	UNITED STATES	CID002568

Tin	China Rare Metal Materials Company	China Rare Metal Materials Company	CHINA	CID000244

Tin	CNMC (Guangxi) PGMA Co. Ltd.	CNMC (Guangxi) PGMA Co. Ltd.	CHINA	CID000278

Tin	Alpha	Alpha	UNITED STATES	CID000292

Tin	Cookson	Alpha	UNITED STATES	CID000292

Tin	Cooper Santa	Cooper Santa	BRAZIL	CID000295

Tin	CV Gita Pesona	CV Gita Pesona	INDONESIA	CID000306

Tin	CV JusTindo	CV JusTindo	INDONESIA	CID000307

Tin	CV Makmur Jaya	CV Makmur Jaya	INDONESIA	CID000308

Tin	CV Nurjanah	CV Nurjanah	INDONESIA	CID000309

Tin	CV Serumpun Sebalai	CV Serumpun Sebalai	INDONESIA	CID000313

Tin	CV United Smelting	CV United Smelting	INDONESIA	CID000315

Tin	Dowa	Dowa	JAPAN	CID000402

Tin	EM Vinto	EM Vinto	BOLIVIA	CID000438

Tin	Estanho de Rondônia S.A.	Estanho de Rondônia S.A.	BRAZIL	CID000448

Tin	Fenix Metals	Fenix Metals	POLAND	CID000468

Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	Gejiu Non-Ferrous Metal Processing Co. Ltd.	CHINA	CID000538

Tin	Gejiu Zi-Li	Gejiu Zi-Li	CHINA	CID000555

Tin	Huichang Jinshunda Tin Co. Ltd	Huichang Jinshunda Tin Co. Ltd	CHINA	CID000760

Tin	Jiangxi Nanshan	Jiangxi Nanshan	CHINA	CID000864

Tin	Gejiu Kai Meng Industry and Trade LLC	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942

Tin	Kai Unita Trade Limited Liability Company	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942

Tin	Linwu Xianggui Smelter Co	Linwu Xianggui Smelter Co	CHINA	CID001063

Tin	China Tin Group Co., Ltd.	China Tin Group Co., Ltd.	CHINA	CID001070

Tin	Liuzhou China Tin	China Tin Group Co., Ltd.	CHINA	CID001070

Metal	Smelter Reference List	Smelter Name	Smelter Country	EICC Smelter Identification

Tin	Malaysia Smelting Corporation (MSC)	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105

Tin	Metallo Chimique	Metallo Chimique	BELGIUM	CID001143

Tin	Mineração Taboca S.A.	Mineração Taboca S.A.	BRAZIL	CID001173

Tin	Minsur	Minsur	PERU	CID001182

Tin	FSE Novosibirsk Refinery	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION	CID001305

Tin	Novosibirsk Integrated Tin Works	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION	CID001305

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314

Tin	OMSA	OMSA	BOLIVIA	CID001337

Tin	PT Alam Lestari Kencana	PT Alam Lestari Kencana	INDONESIA	CID001393

Tin	PT Artha Cipta Langgeng	PT Artha Cipta Langgeng	INDONESIA	CID001399

Tin	PT Babel Inti Perkasa	PT Babel Inti Perkasa	INDONESIA	CID001402

Tin	PT Babel Surya Alam Lestari	PT Babel Surya Alam Lestari	INDONESIA	CID001406

Tin	PT Bangka Kudai Tin	PT Bangka Kudai Tin	INDONESIA	CID001409

Tin	PT Bangka Putra Karya	PT Bangka Putra Karya	INDONESIA	CID001412

Tin	PT Bangka Timah Utama Sejahtera	PT Bangka Timah Utama Sejahtera	INDONESIA	CID001416

Tin	PT Bangka Tin Industry	PT Bangka Tin Industry	INDONESIA	CID001419

Tin	PT Belitung Industri Sejahtera	PT Belitung Industri Sejahtera	INDONESIA	CID001421

Tin	PT BilliTin Makmur Lestari	PT BilliTin Makmur Lestari	INDONESIA	CID001424

Tin	PT Bukit Timah	PT Bukit Timah	INDONESIA	CID001428

Tin	PT DS Jaya Abadi	PT DS Jaya Abadi	INDONESIA	CID001434

Tin	PT Eunindo Usaha Mandiri	PT Eunindo Usaha Mandiri	INDONESIA	CID001438

Tin	PT Fang Di MulTindo	PT Fang Di MulTindo	INDONESIA	CID001442

Tin	PT HP Metals Indonesia	PT HP Metals Indonesia	INDONESIA	CID001445

Tin	PT Karimun Mining	PT Karimun Mining	INDONESIA	CID001448

Tin	PT Koba Tin	PT Koba Tin	INDONESIA	CID001449

Tin	PT Mitra Stania Prima	PT Mitra Stania Prima	INDONESIA	CID001453

Tin	PT Panca Mega Persada	PT Panca Mega Persada	INDONESIA	CID001457

Metal	Smelter Reference List	Smelter Name	Smelter Country	EICC Smelter Identification

Tin	CV Prima Timah Utama	PT Prima Timah Utama	INDONESIA	CID001458

Tin	PT Prima Timah Utama	PT Prima Timah Utama	INDONESIA	CID001458

Tin	PT REFINED BANGKA TIN	PT REFINED BANGKA TIN	INDONESIA	CID001460

Tin	PT Sariwiguna Binasentosa	PT Sariwiguna Binasentosa	INDONESIA	CID001463

Tin	PT Seirama Tin investment	PT Seirama Tin investment	INDONESIA	CID001466

Tin	PT Stanindo Inti Perkasa	PT Stanindo Inti Perkasa	INDONESIA	CID001468

Tin	PT Sumber Jaya Indah	PT Sumber Jaya Indah	INDONESIA	CID001471

Tin	PT Supra Sukses Trinusa	PT Supra Sukses Trinusa	INDONESIA	CID001476

Tin	PT Tambang Timah	PT Tambang Timah	INDONESIA	CID001477

Tin	Bangka Tin,Mentok,PT Timah (Persero) TBK	PT Timah (Persero), Tbk	INDONESIA	CID001482

Tin	PT Timah	PT Timah (Persero), Tbk	INDONESIA	CID001482

Tin	PT Timah (Persero), Tbk	PT Timah (Persero), Tbk	INDONESIA	CID001482

Tin	PT Pelat Timah Nusantara Tbk	PT Pelat Timah Nusantara Tbk	INDONESIA	CID001486

Tin	PT Timah Nusantara	PT Pelat Timah Nusantara Tbk	INDONESIA	CID001486

Tin	PT Tinindo Inter Nusa	PT Tinindo Inter Nusa	INDONESIA	CID001490

Tin	PT Tommy Utama	PT Tommy Utama	INDONESIA	CID001493

Tin	PT Yinchendo Mining Industry	PT Yinchendo Mining Industry	INDONESIA	CID001494

Tin	Rui Da Hung	Rui Da Hung	TAIWAN	CID001539

Tin	Soft Metais, Ltda.	Soft Metais, Ltda.	BRAZIL	CID001758

Tin	Thaisarco	Thaisarco	THAILAND	CID001898

Tin	White Solder Metalurgia e Mineração Ltda.	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036

Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CHINA	CID002158

Tin	Yunnan Tin Company, Ltd.	Yunnan Tin Company, Ltd.	CHINA	CID002180

Tin	Magnu’s Minerais Metais e Ligas LTDA	Magnu’s Minerais Metais e Ligas LTDA	BRAZIL	CID002468

Metal	Smelter Reference List	Smelter Name	Smelter Country	EICC Smelter Identification

Tin	Melt Metais e Ligas S/A	Melt Metais e Ligas S/A	BRAZIL	CID002500

Tin	O.M. Manufacturing Philippines, Inc.	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517

Tungsten	A.L.M.T. Corp.	A.L.M.T. Corp.	JAPAN	CID000004

Tungsten	ATI Tungsten Materials	Kennametal Huntsville	UNITED STATES	CID000105

Tungsten	Kennametal Huntsville	Kennametal Huntsville	UNITED STATES	CID000105

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218

Tungsten	Guangdong Xianglu Tungsten Industry Co., Ltd.	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218

Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258

Tungsten	Dayu Weiliang Tungsten Co., Ltd.	Dayu Weiliang Tungsten Co., Ltd.	CHINA	CID000345

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499

Tungsten	Hunan Chenzhou Mining Group Co	Hunan Chenzhou Mining Group Co., Ltd.	CHINA	CID000766

Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	Hunan Chenzhou Mining Group Co., Ltd.	CHINA	CID000766

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769

Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769

Tungsten	Japan New Metals Co Ltd	Japan New Metals Co., Ltd.	JAPAN	CID000825

Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	CID000868

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875

Tungsten	Kennametal Fallon	Kennametal Fallon	UNITED STATES	CID000966

Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	Vietnam Youngsun Tungsten Industry Co., Ltd	VIET NAM	CID002011

Metal	Smelter Reference List	Smelter Name	Smelter Country	EICC Smelter Identification

Tungsten	Wolfram Bergbau und Hütten AG	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044

Tungsten	Wolfram Company CJSC	Wolfram Company CJSC	RUSSIAN FEDERATION	CID002047

Tungsten	Xiamen Tungsten Co., Ltd	Xiamen Tungsten Co., Ltd.	CHINA	CID002082

Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095

Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	CID002313

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321

Tungsten	Jiangxi Richsea New Materials Co., Ltd.	Jiangxi Richsea New Materials Co., Ltd.	CHINA	CID002493

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494

Tungsten	H.C. Starck GmbH	H.C. Starck GmbH	GERMANY	CID002541